AMENDMENT AND WAIVER NO.1 TO THE REVOLVING

CREDIT AGREEMENT

AMENDMENT AND WAIVER NO. 1 dated as of August 13, 2003 ("Amendment No. 1") to the Revolving Credit Agreement dated as of June 30, 2003 (as amended from time to time, the "Credit Agreement") among NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a not-for-profit cooperative association incorporated under the laws of the District of Columbia (with its successors, the "Borrower"), the BANKS listed on the signature pages thereto (together with their successors, the "Banks"), THE BANK OF NOVA SCOTIA, ABN AMRO BANK N.V., and BANK ONE, NA, as Co-Documentation Agents, BANC OF AMERICA SECURITIES LLC, as Syndication Agent, and JPMORGAN CHASE BANK, formerly known as THE CHASE MANHATTAN BANK, as Administrative Agent (with its successors in such capacity, the "Administrative Agent").

W I T N E S S E T H:

WHEREAS, the parties hereto have heretofore entered into the Credit Agreement; and

WHEREAS, the Borrower has informed the Banks that certain financial information provided to the Banks prior to the date hereof will be restated to reflect certain non-cash adjustments related to foreign currency denominated debt required to be recorded pursuant to SFAS 52 (the "SFAS 52 Adjustments"); and

WHEREAS, the Borrower has requested the Banks amend the Credit Agreement to exclude the SFAS 52 Adjustments for the purpose of determining compliance with certain covenants in the Credit Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, on and after the date hereof, refer to the Credit Agreement as amended hereby.

SECTION 2. New Definition. Section 1.01 of the Credit Agreement is amended by adding the following new definition in appropriate alphabetical order:

"SFAS 52" means Statement of Financial Accounting Standards No. 52 entitled "Foreign Currency Translations", issued December, 1981 by the Financial Accounting Standards Board.

SECTION 3. Covenant Amendments. Each of Section 5.09(a), Section 5.13 and Section 5.14 of the Credit Agreement is amended by replacing the words "non-cash income and expenses of the Borrower related to SFAS 133" in each such section with "non-cash income, expenses or adjustments of the Borrower required to be made pursuant to SFAS 133 and SFAS 52".

SECTION 4. Waiver. Each of the Banks hereby waives any Default or Event of Default arising prior to the date hereof, but only to the extent that such Default or Event of Default was caused solely by the Borrower's failure to reflect the SFAS 52 Adjustments in the financial statements for the 2002 fiscal year ending May 31, 2002 (or any fiscal quarter of such fiscal year) and for the fiscal quarters ending August 30, 2002, November 30, 2002 and February 28, 2003.

SECTION 5. No Other Waivers. Other than as specifically provided herein, this Amendment No. 1 shall not operate as a waiver or amendment of any right, power or privilege of the Banks under the Credit Agreement or of any other term or condition of the Credit Agreement nor shall the entering into of this Amendment No. 1 preclude the Banks from refusing to enter into any further waivers or amendments with respect to the Credit Agreement.

SECTION 6. Representation of Borrower. The Borrower represents and warrants that, immediately after the effectiveness hereof, no Default or Event of Default shall have occurred and be continuing on such date.

SECTION 7. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 8. Counterparts; Effectiveness. This Amendment No. 1 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment No. 1 shall become effective as of the date hereof when the Administrative Agent shall have received duly executed counterparts hereof signed by the Borrower and the Required Banks (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective authorized officers as of the day and year first above written.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By: /s/ STEVEN L. LILLY

Name: Steven L. Lilly
Title: Sr. Vice President & Chief Financial Officer

JPMORGAN CHASE BANK, as
Administrative Agent

By: /s/ THOMAS CASEY

Name: Thomas Casey
Title: Vice President

JPMORGAN CHASE BANK

By: /s/ THOMAS CASEY

Name: Thomas Casey
Title: Vice President

BANK OF AMERICA, N.A.

By: /s/ SHELLY K. HARPER

Name: Shelly K. Harper
Title: Principal

ABN AMRO BANK N.V.

By: /s/ NEIL R. STEIN

Name: Neil R. Stein
Title: Group Vice President

By: /s/ MICHAEL DEMARCO

Name: Michael DeMarco
Title: Assistant Vice President

THE BANK OF NOVA SCOTIA

By: /s/ DENIS O'MEARA

Name: Denis O'Meara
Title: Managing Director

BANK ONE, NA

By: /s/ JANE BEK

Name: Jane Bek
Title: Director

LEHMAN BROTHERS BANK, FSB

By: /s/ GARY T. TAYLOR

Name: Gary T. Taylor
Title: Vice President

MERRILL LYNCH BANK USA

By:/s/ LOUIS ALDER

Name: Louis Alder
Title: Vice President

CREDIT LYONNAIS NEW YORK BRANCH

By: /s/ W. JAY BUCKLEY

Name: W. Jay Buckley
Title: First Vice President

UBS AG, CAYMAN ISLANDS BRANCH

By: /s/ WILFRED V. SAINT

Name: Wilfred V. Saint
Title: Associate Director, Banking Products Services, US

By: /s/ PATRICIA O'KICKI

Name: Patricia O'Kicki
Title: Director

BMO NESBITT BURNS FINANCING, INC.

By: /s/ THOMAS H. PEER

Name: Thomas H. Peer
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI, LTD.,
NEW YORK BRANCH

By: /s/ LINDA TAM

Name: Linda Tam
Title: Authorized Signatory

DEUTSCHE BANK AG, NEW YORK BRANCH

By: /s/ PHILIPPE SANDMEIER

Name: Philippe Sandmeier
Title: Director

By:/s/ OLIVER REIDINGER

Name: Oliver Reidinger
Title: Vice President

US BANK, NATIONAL ASSOCIATION

By:/s/ RICHARD J. POPP

Name: Richard J. Popp
Title: Vice President

SUMITOMO MITSUI BANKING
CORPORATION

By: /s/ PETER KNIGHT

Name: Peter Knight
Title: Joint General Manager

HSBC BANK USA

By: /s/ ANTHONY C. VALENCOURT

Name: Anthony C. Valencourt
Title: Senior Vice President

NORDDEUTSCHE LANDESBANK
GIROZENTRALE, NEW YORK BRANCH
and/or CAYMAN ISLANDS BRANCH

By: /s/ STEPHEN K. HUNTER

Name: Stephen K. Hunter
Title: Sr. Vice President & Deputy General Manager

By: /s/ HOLGER BRETZ

Name: Holger Bretz
Title: Assistant Vice President

COMERICA BANK

By: /s/ JEFFREY M. LAFFERTY

Name: Jeffrey M. Lafferty
Title: Account Officer

PNC BANK, NATIONAL ASSOCIATION

By: /s/ FRANK A. PUGLIESE

Name: Frank A. Pugliese
Title: Vice President

TORONTO DOMINION (TEXAS), INC.

By: /s/ RACHEL SUITER

Name: Rachel Suiter
Title: Vice President